Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Dexter Congbalay (Investors)
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	news@mdlz.com	ir@mdlz.com

Mondelēz International Drives Margin Expansion

Through Supply Chain Redesign

•	Supply chain initiatives to deliver $3 billion in gross productivity savings and $1 billion in incremental cash over the next three years

•	Supply chain productivity will drive significant margin expansion

BOSTON – Sept. 3, 2013 – At the Barclays Capital Back to School Consumer Conference today, executives of Mondelēz International (NASDAQ: MDLZ) highlighted initiatives to redesign the company’s supply chain that are expected to deliver over the next three years $3 billion in gross productivity savings, $1.5 billion in net productivity and $1 billion in incremental cash. These savings will be the primary driver of an approximately 60-to-90 basis-point annual improvement in base operating income margin.

As previously announced, Mondelēz International is stepping up investments in emerging markets to deliver profitable growth over the long-term. The company plans to pay for these investments primarily by expanding margins in North America and Europe to levels at or above the average of peer companies.

“In North America, we’re targeting a 500-basis-point improvement in operating income margin, and we now expect to reach that target by 2016, a year earlier than originally anticipated,” said Chairman and CEO Irene Rosenfeld. “In Europe, we’re targeting an improvement of 250 basis points in OI margin, which we also expect to reach by 2016.”

Driving Supply Chain Productivity Savings to Reinvest in Growth

“We’re building an integrated supply chain organization that’s laser-focused on delivering a demonstrable competitive advantage and generating savings we can reinvest in our growth,” said Daniel Myers, Executive Vice President, Integrated Supply Chain.

Myers detailed the company’s journey to reinvent its complex supply chain, starting with upgrading leadership talent and capabilities. Leveraging experience from more than a dozen leading CPG companies, the team is transforming manufacturing processes and partnering with suppliers to develop more efficient, modular designs for global product platforms.

Based on these new designs, the company is installing Oreo manufacturing lines that require 30 percent less capital and reduce operating costs by $10 million per line. These “lines of the future” can be installed in one-third the time and provide double the capacity in half the space as older designs. The company is now implementing similar transformations for other biscuits Power Brands and the chocolate and gum categories.

At the same time, Mondelēz International is restructuring its supply chain network. To support expected demand, the company will invest in 14 greenfield plants by 2020, to be built on advantaged platforms in locations with optimized logistics. By 2020, the volume produced on advantaged assets will rise from 15 percent today to about 80 percent. Similarly, revenue per plant is expected to more than double by the end of the decade.

The company is also driving major productivity improvements through Lean Six Sigma, procurement transformation and simplification programs. Myers underscored several examples, including: $400 million of conversion productivity savings over the past two years, largely from Lean Six Sigma work; a 20 percent reduction in procurement costs by partnering with strategic suppliers; and simplification of the European biscuit portfolio that is expected to reduce complexity by 60 percent and save $100 million in costs.

Finally, Myers highlighted the focus on improving cash management by addressing all the levers of the cash conversion cycle, including Days Sales Outstanding, inventory levels and suppliers’ payment terms. In doing so, the company delivered a $400 million step-up in cash flow last year and expects to deliver incremental cash of $1 billion over the next three years.

“We’re well-positioned for success,” said Dave Brearton, Executive Vice President and CFO, who concluded the presentation by explaining how the supply chain initiatives underpinned the company’s margin and EPS targets. “We’re bullish on the future and in our ability to deliver top-tier financial results and superior shareholder returns.” The company’s 2013 outlook calls for Organic Net Revenue1 growth at the low-end of its long term target range of 5 to 7 percent and Adjusted EPS1 of $1.55 to $1.60.2

A live audio webcast of the presentation, including slides, is available on the company’s web site at www.mondelezinternational.com/investor.

About Mondelēz International

Mondelēz International, Inc. (NASDAQ: MDLZ) is a global snacking powerhouse, with 2012 revenue of $35 billion. Creating delicious moments of joy in 165 countries, Mondelēz International is a world leader in chocolate, biscuits, gum, candy, coffee and powdered beverages, with billion-dollar brands such as Cadbury, Cadbury Dairy Milk and Milka chocolate, Jacobs coffee, LU, Nabisco and Oreo biscuits, Tang powdered beverages and Trident gum. Mondelēz International is a proud member of the Standard and Poor’s 500, NASDAQ 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com and www.facebook.com/mondelezinternational.

End Notes

1.	Please see discussion of Non-GAAP Financial Measures at the end of this press release.

2.	Adjusted EPS guidance of $1.55-$1.60 is based on 2012 average currency rates and includes the estimated impact of the write-down of the net monetary assets and the translation of operating income for the company’s Venezuelan business stemming from that government’s decision to devalue its currency to a fixed rate of 6.30/$US on Feb.8, 2013.

Forward-Looking Statements

This press release contains a number of forward-looking statements. The words “will,” “expect,” “plan,” “drive,” “improve,” “deliver,” “growth,” “reaffirm,” “outlook,” “guidance” and similar expressions are intended to identify our forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make about our future performance, including future revenue growth, earnings per share and margins; the drivers of our future performance, including production, productivity and cash management improvements; our investments in emerging markets; and confidence in our future. These forward-looking statements involve risks and uncertainties, many of which are beyond our control, and important factors that could cause actual results to differ materially from those in our forward-looking statements include, but are not limited to, continued global economic weakness, increased competition, continued volatility of commodity and other input costs, business disruptions, pricing actions, risks from operating globally and tax law changes. For additional information on these and other factors that could affect our forward-looking statements, see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Non-GAAP Financial Measures

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). We use certain non-GAAP financial measures to budget, make operating and strategic decisions and evaluate our performance. We disclose non-GAAP financial measures so that you have the same financial data that we use to assist you in making comparisons to our historical operating results and analyzing our underlying performance.

Our non-GAAP financial measures and corresponding metrics reflect how we evaluate our operating results currently and provide improved comparability of operating results. As new events or circumstances arise, these definitions could change over time:

•	“Organic Net Revenues” is defined as net revenues excluding the impacts of acquisitions, divestitures (including businesses under a sales agreement), Integration Program costs, accounting calendar changes and foreign currency rate fluctuations.

•	“Adjusted EPS” (previously referred to as “Operating EPS”) is defined as diluted EPS attributable to Mondelēz International from continuing operations excluding the impact of Spin-Off Costs, pension costs related to the obligations transferred in the Spin-Off, the 2012-2014 Restructuring Program, the Integration Program and other acquisition integration costs, gains / losses from divestitures or acquisitions, acquisition-related costs and net earnings from divestitures (including businesses under sales agreements), and including an interest expense adjustment related to the Spin-Off transaction. We also evaluate growth in our Adjusted EPS on a constant currency basis.

We believe that the presentation of these non-GAAP financial measures, when considered together with our U.S. GAAP financial measures and the reconciliations to the corresponding U.S. GAAP financial measures, provides you with a more complete understanding of the factors and trends affecting our business than could be obtained absent these disclosures. In addition, the non-GAAP measures the company is using may differ from non-GAAP measures used by other companies. Because GAAP financial measures on a forward-looking basis are neither accessible nor deemed to be significantly different from the non-GAAP financial measures, and reconciling information is not available without unreasonable effort, the company has not provided that information with regard to the non-GAAP financial measures in the company’s Outlook.

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